Exhibit d-3

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                       Between First Omaha Funds, Inc. and
                          First National Bank of Omaha
                                dated as of December 20, 1994,
                                   as amended

Name of Fund              Compensation*                    Date
------------              -------------                    ----
First Omaha Equity        Annual rate of seventy-          December 20, 1994
Fund                      five one-hundredths of
                          one percent (.75%) of the
                          average daily net assets
                          of such Fund

First Omaha Short/        Annual rate of fifty             December 20, 1994
Intermediate Fixed        one-hundredths of
Income Fund               one percent (.50%) of the
                          average daily net assets
                          of such Fund

First Omaha Fixed         Annual rate of sixty             December 20, 1994
Income Fund               one-hundredths of one
                          percent (.60%) of the
                          average daily net assets
                          of such Fund

First Omaha U.S.Govern-   Annual rate of twenty-five       December 20, 1994
ment Money Market         one-hundredths of one
Fund                      percent (.25%) of the
                          average daily net assets
                          of such Fund

First Omaha Small Cap     Annual rate of eighty-five       December 5, 1995
Value Fund                one-hundredths of one
                          percent (.85%) of the
                          average daily net assets
                          of such Fund

First Omaha               Annual rate of seventy-five      June 4, 1996
Balanced Fund             one-hundredths of one
                          percent (.75%) of the
                          average daily net assets
                          of such Fund

First Omaha               Annual rate of sixty-one         March 9, 2001
Income Fund               hundredths of one percent
                          (.60%) of the average daily
                          net assets of such Fund

First Omaha Nebraska      Annual rate of seventy           March 9, 2001
Tax-Exempt Fund           hundredths of one percent
                          (.70%) of the average dialy
                          net assets of such Fund



                                    FIRST OMAHA FUNDS, INC.

                                    By:
                                      -------------------------------------
                                    Name:     Timothy J. Barto
                                    Title:    Vice-President


                                    FIRST NATIONAL BANK OF OMAHA

                                     By:
                                      -------------------------------------
                                    Name:     Alan M. Schulz
                                    Title:    Trust Officer




* All fees are computed daily and paid monthly